UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials


                         Duck Head Apparel Company, Inc.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

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     [_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

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          2)   Form, Schedule or Registration Statement No.:

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          3)   Filing Party:

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          4)   Date Filed:

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                         DUCK HEAD APPAREL COMPANY, INC.
                         1020 Barrow Industrial Parkway
                              Winder, Georgia 30680
                            Telephone (770) 867-3111

                          SUPPLEMENT TO PROXY STATEMENT

                                                                October 27, 2000

DEAR SHAREHOLDER:

         As you may be aware, Bettis C. Rainsford, a director of the Company, appears to be proceeding with an attempt to take control of your Company and elect his own slate of eight directors at the Company's upcoming 2000 Annual Meeting of shareholders scheduled to be held at 10:00 a.m. on Wednesday, November 8, 2000 (the "Annual Meeting"). The information contained in the Supplement to Proxy Statement (this "Supplement") updates and supplements the information contained in the Company's Proxy Statement dated October 16, 2000 (the "Proxy Statement") and first mailed to shareholders on or about that date.

         THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE COMPANY'S PROXY STATEMENT DATED OCTOBER 16, 2000, WHICH YOU SHOULD ALREADY HAVE RECEIVED. THIS SUPPLEMENT CONTAINS IMPORTANT INFORMATION THAT WAS NOT INCLUDED IN THE PROXY STATEMENT DATED OCTOBER 16, 2000. PLEASE READ THE PROXY STATEMENT DATED OCTOBER 16, 2000 AND THIS SUPPLEMENT CAREFULLY, SINCE TOGETHER THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MATTERS TO BE VOTED ON AT THE ANNUAL MEETING.

ITEM 1:  ELECTION OF DIRECTORS

     As you are aware, eight directors are to be elected at the Annual Meeting. Your Board's nominees are William F. Garrett, Mark I. Goldman, C.C. Guy, Dr. James F. Kane, Dr. Max Lennon, E. Erwin Maddrey, II, Buck A. Mickel and Robert
D. Rockey, Jr. Your Board's nominees are currently directors of the Company. Holders of two-thirds of the outstanding shares of the Company's common stock on October 9, 2000 must be present at the Annual Meeting either in person or by proxy to constitute a quorum. An affirmative vote of holders of a plurality of the votes cast at the Annual Meeting is required for the election of directors.

          YOUR ELECTED BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
                    THE ELECTION OF THE NOMINEES NAMED ABOVE.

     Mr. Rainsford's preliminary proxy statement and additional definitive proxy solicitation materials are available on the Securities and Exchange Commission's web site at www.sec.gov and contain detailed information regarding his participants, their interests in the Company and their proposed slate of eight directors: Bettis C. Rainsford, Talmadge Knight, Grace G. Young, Donald P. Howard, Warren A. Daniel, Dr. Robert Lee Sawyer, Roger H. Timpson and Jack J. Jackson.

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


PARTICIPANTS IN THE SOLICITATION

     The members of the Company's Board of Directors (the "Board") participating in the solicitation on behalf of the Company (the "Company Solicitation") are William F. Garrett, Mark I. Goldman, C.C. Guy, Dr. James F. Kane, Dr. Max Lennon, E. Erwin Maddrey, II, Buck A. Mickel and Robert D. Rockey, Jr. (who is also the Company's Chairman and Chief Executive Officer). Michael H. Prendergast (the Company's Senior Vice President of Sales), K. Scott Grassmyer (the Company's Senior Vice President, Chief Financial Officer, Secretary and Treasurer) and William B. Mattison, Jr. (the Company's Senior Vice President of Merchandising) are also participating with the directors listed above in the Company Solicitation. Certain information about these persons is set forth in the Proxy Statement. In addition, the Company's new President and Chief Operating Officer William Roberti is a participant in the Company Solicitation. Certain information about Mr. Roberti is set forth below.

         To the Company's knowledge, except as set forth in the Proxy Statement and this Supplement, no participant in the Company Solicitation has any arrangement or understanding with any person (A) with respect to any future employment by the Company or its affiliates, or (B) with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

THE COMPANY'S NEW PRESIDENT AND CHIEF OPERATING OFFICER

     On October 18, 2000, the Company hired William Roberti to serve as its President and Chief Operating Officer. The Company's Corporate Governance Committee expects to recommend that the Board elect Mr. Roberti as a director of the Company promptly following the Company's 2000 Annual Meeting. From 1998 until October 2000, Mr. Roberti was a Managing Partner of Reffett & Roberti Associates LLC, a retained executive search and consulting practice. From 1996 to 1998, Mr. Roberti was President and Chief Executive Officer of Plaid Clothing Inc., a subsidiary of Hartmarx Corp. which is engaged in the menswear business. Mr. Roberti was President/Chief Executive Officer of Plaid Clothing Inc.'s predecessor Plaid Clothing Group, Inc. earlier in 1996, and the predecessor's President/Chief Operating Officer from 1995 to 1996. From 1987 to 1994, Mr. Roberti served as President and Chief Executive Officer of Brooks Brothers, Inc., an apparel retailer. Prior to his employment with Brooks Brothers, Inc., Mr. Roberti was Division Chairman and Chief Executive Officer of the Emerging Growth Business Group at Zale Corporation, a fine jewelry retailer.

         The terms of Mr. Roberti's employment are set forth in a letter from the Company dated October 18, 2000 (the "Employment Letter"). Pursuant to the terms of the Employment Letter, Mr. Roberti's initial annual base salary is $336,000. Mr. Roberti will receive a bonus for the Company's 2001 fiscal year, the amount of which depends on whether certain performance criteria are met. He is guaranteed a minimum bonus for the remainder of fiscal 2001 of $81,900. His maximum possible bonus for fiscal 2001 if all performance criteria are met is $245,700. In addition, the Company will reimburse Mr. Roberti up to $50,000 per

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


year (net after taxes) for living and commuting expenses. Mr. Roberti will become eligible to participate in the Company's 401(k) plan in November 2000 and in the Company's group insurance plan in January 2001 pursuant to the terms of those plans.

         On October 18, 2000, the Compensation Grants Committee of the Board granted Mr. Roberti (1) an option under the Company's new 2000 Stock Option Plan to acquire 100,000 shares of the Company's common stock and (2) an award under the Company's new Incentive Stock Award Plan covering 30,000 shares of the Company's common stock. One quarter of Mr. Roberti's option vests on July 31 in each of 2001, 2002, 2003 and 2004. Twenty percent of Mr. Roberti's incentive stock award vests on the last day of each of fiscal 2001, 2002 and 2003 if Mr. Roberti continues to be an employee of the Company on such dates. The remaining forty percent of Mr. Roberti's incentive stock award vests on the day the Company files its Annual Report on Form 10-K for fiscal 2003 if the Company meets specified performance targets respecting cumulative operating profits and he remains an employee of the Company on that date.

     To induce Mr. Roberti to become an employee of the Company, Robert D. Rockey, Jr. has orally agreed to transfer to Mr. Roberti one quarter of Mr. Rockey's right to acquire one million shares of the Company's common stock on December 30, 2000. See "Management Compensation - Option Grants in Last Fiscal Year" in the Proxy Statement for a summary of the provisions of Mr. Rockey's right.

         To the Company's knowledge, other than as set forth above, (1) Mr. Roberti is not, nor within the past year has been, a party to any contract, arrangement or understanding with any person with respect to the Company's stock, including but not limited to any joint venture, loan or option arrangement, put or call, guaranty against loss or guaranty of profit, division of losses or profits or giving or withholding of a proxy, and (2) Mr. Roberti does not own any securities of the Company, has not engaged in any transactions involving securities of the Company and has no arrangement or understanding with any person (A) with respect to any future employment by the Company or its affiliates, or (B) with respect to any future transactions to which the Company of any of its affiliates will or may be a party.

RECENT LITIGATION WITH MR. RAINSFORD

         On October 24, 2000, the Company filed a lawsuit in the United States Federal District Court for the Northern District of Georgia against Messrs. Rainsford and Knight alleging that Messrs. Rainsford and Knight have violated
Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and rules promulgated thereunder by, among other things, failing to disclose that Messrs. Rainsford and Knight are and have been acting as a "group" under the federal securities laws and by failing to make the appropriate filings under Section 13(d) disclosing the actions and intentions of the
Rainsford-Knight group. The lawsuit requests that the Court enter an order against Messrs. Rainsford and Knight finding that they have violated Section 13(d) of the Exchange Act and rules promulgated thereunder and ordering them to make the required filings and disclosures and for such other relief as may be appropriate.

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


COSTS OF SOLICITATION

         Unfortunately, the proxy fight Mr. Rainsford is initiating will be costly for your Company. While no precise estimate of this cost can be made at this time, the Company currently estimates that it will spend about $125,000 over and above the normal costs of an annual meeting for its solicitation of proxies, including expenditures for attorneys, solicitors, and public relations advisors and advertising, printing, transportation and related expenses. Approximately $35,000 has been paid to date. The Company will bear the cost of this solicitation. The Company expects that if Mr. Rainsford wins, he and his nominees will make your Company bear the cost of his solicitation as well.

         The Company's directors, officers and regular employees may solicit proxies by mail, telephone, facsimile, electronically or in person, but they will receive no additional compensation for such work. The Company has also hired MacKenzie Partners, Inc. to assist the Company with its solicitation for a fee not to exceed $35,000 and reimbursement for reasonable out-of-pocket expenses. The Company estimates that approximately 30 employees of MacKenzie Partners, Inc. will be involved in the solicitation of proxies on behalf of the Company.

         The Company will also request brokers and other custodians and nominees to forward the Company's proxy materials to the beneficial owners of the Company's common stock. The Company will reimburse brokers and other custodians and nominees for their reasonable expenses in complying with this request.

         WE HOPE THAT YOU WILL BE ABLE TO ATTEND THE ANNUAL MEETING. YOUR VOTE IS VERY IMPORTANT. YOUR BOARD URGES YOU TO MARK, DATE, SIGN AND RETURN THE ENCLOSED WHITE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE. WE ALSO URGE YOU NOT TO SIGN OR RETURN ANY PROXY CARD THAT YOU MAY RECEIVE FROM MR. RAINSFORD.

         If you have not already received the Company's Proxy Statement dated October 16, 2000 and the Company's 2000 Annual Report, or if you have any questions or need any assistance in voting your shares, please call:

                           MACKENZIE PARTNERS, INC.
                           156 Fifth Avenue
                           New York, NY  10010
                           (212) 929-5500 collect
                           (800) 322-2885 toll free

     Thank you for your continued interest and support.

                                    Sincerely,

                                    /s/ Robert D. Rockey, Jr.

                                    Robert D. Rockey, Jr.
                                    Chairman & Chief Executive Officer




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